Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the references to our Firm under the headings "Financial Highlights", "Experts" and "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information of Burnham Investors Trust, consisting of Burnham Fund, Burnham Financial Services Fund, Burnham Financial Industries Fund and Burnham U.S. Government Money Market Fund, in the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 19, 2009